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                                                                     Exhibit 3.1



               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       of

                       HARBORSIDE HEALTHCARE CORPORATION



          1.   Name.  The name of the corporation is Harborside Healthcare
               ----
Corporation (the "Corporation").

          2.  Address; Registered Office and Agent.  The address of the
              ------------------------------------
Corporation's registered office is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is

The Prentice-Hall Corporation System, Inc.

          3.  Purpose.  The purpose of the Corporation is to engage in, carry on
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and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          4.  Number of Shares.  The total number of shares of stock that the
              ----------------
Corporation shall have authority to issue is 31,000,000, divided as follows:
1,000,000 shares of Preferred Stock, of the par value of $.01 per share (the "Preferred Stock") and 30,000,000 shares of Common Stock, of the par value of $.01 per share (the "Common Stock").
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          5.  Designation of Classes; Relative Rights, Etc. The designation,
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relative rights, preferences and limitations of the shares of each class are as follows:

          5.1  Preferred Stock.  The shares of Preferred Stock may be issued
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from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, preferences, rights and qualifications, limitations or restrictions thereof, and such distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation (the "Board of Directors") providing for the issue of such shares of Preferred Stock from time to time pursuant to authority to do so which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting rights or powers, full or limited, or may be without voting rights or powers;
(b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up or
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dissolution of, or upon any distribution of the assets of, the Corporation; (e)
may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifica tions, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions adopted by the Board of Directors providing for the issue of such Preferred Stock pursuant to the authority vested in the
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Board by this Section 5.1, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term "facts" as used in the preceding sentence shall have the meaning given to it in section 151(a) of the Delaware
General Corporation Law.   Shares of Preferred Stock of any series that have
been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable have been converted into or exchanged for shares of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be reissued as a part of the series of which they were originally a part or as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to any conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

          5.2  Common Stock.  Subject to the provisions of any applicable law or
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of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the
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determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolu tions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the elec tion of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise pro vided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.
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          5.3  Consideration. Subject to the provisions of this  Certificate of
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Incorporation and except as other wise provided by law, the stock of the
Corporation, regard less of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          6.  Compromise, Arrangement or Reorganization. Whenever a compromise
              -----------------------------------------
or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the appli cation of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provi sions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corpora tion, as the case may be, to be summoned in such manner as the said court directs. If a majority in number represent ing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stock holders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of
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this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

          7.  Limitation of Liability.  No director of the Corporation shall be
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personally liable to the Corporation or its stockholders for monetary damages for breach of fidu ciary duty as a director, including breaches resulting from such director's grossly negligent behavior, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing para graph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of
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the Corporation existing at the time of such repeal or modification.

          8.   Indemnification.
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          8.1  To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a direc tor or officer of the Corporation, or is or was serving as a director, officer, employee or agent or in any other capacity at the request of the Corporation, for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") while serving as a director or officer of the Corporation, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent
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specified by the Board of Directors of the Corporation at any time and to the extent not prohibited by law, the Corporation may indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as a director, officer, employee or agent or in any other capacity at the request of the Corporation, for any Other Entity, against judgment, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceed ing, in advance of the final disposition of such Proceeding;
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provided, however, that, if required by the Delaware General Corporation Law,
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such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

          8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Amended and Restated Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement (including any policy of insurance purchased or provided by the Corporation under which directors, officers, employees and other agents of the Corporation are covered), any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted
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pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

          8.5 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Cor poration, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

          8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modifica tion of this Section 8 shall affect any rights or obliga tions with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore
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or thereafter brought or threatened based in whole or in part upon any such state of facts.

          8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdic tion. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establish ing his or her right to such indemnification or reimburse-ment or advancement of expenses, in whole or in part, in any such proceeding.

          8.8 Any director or officer of the Corporation serving in any capacity in (i) another corporation of which a majority of the shares entitled to vote in the elec tion of its directors is held, directly or indirectly, by
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the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corpo ration.

          8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to
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indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          9.  Directors.  This Section is inserted for the management of the
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business and for the conduct of the affairs of the Corporation and it is expressly provided that it is intended to be in furtherance of and not in limitation or exclusion of the powers conferred by applicable law.
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          9.1  Number, Election, and Terms of Office of Board of Directors.  The
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business of the Corporation shall be managed by a Board of Directors consisting of not less than 3 or more than 15 members.  The exact number of directors within the minimum and maximum limitations speci fied in the preceding sentence shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors then in office, whether or not present at a meeting. Directors may be elected by written ballot or by voice vote. The directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1996, the term of office of the second class to expire at the first annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1997, and the term of office of the third class to expire at the annual meeting of stockholders of the Corporation next following the end of the Corporation's fiscal year ending December 31, 1998. At each annual meeting of stockholders following such initial election as specified above, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.
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          9.2  Tenure.  Notwithstanding any provisions to the contrary contained
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herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

          9.3  Newly Created Directorships and Vacancies.  Subject to the rights
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of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining directors then in office although less than a quorum, or by a sole remain ing director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. When any direc tor shall give notice of resignation effective at a future date, the Board of Directors may fill such vacancy to take effect when such resignation shall become effective.

          9.4  Removal of Directors.  Any one or more or all of the directors
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may be removed, at any time, but only for cause by the stockholders having at least a
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majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

          10.  Action by Stockholders.  Notwithstanding the provisions of
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section 228 of the Delaware General Corpora tion Law (or any successor statute), any action required or permitted by the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation may be taken only at such an annual or special meeting of stockholders and cannot be taken by written consent without a meeting. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the By-laws of the Corporation.

          11.  Special Meetings of Stockholders.  Special meetings of
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stockholders for any purpose may be called at any time by the Board of
Directors, the Chairman of the Board of Directors or by the President of the Corporation. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting or in the waiver of notice thereof.

          12.  Adoption, Amendment and/or Repeal of By-Laws. The Board of
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Directors may from time to time adopt, amend or repeal the By-laws of the
Corporation; provided, however,
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that any By-laws adopted or amended by the Board of Direc tors may be amended or repealed, and any By-laws may be adopted, by a vote of the stockholders having at least a majority in voting power of the then issued and outstanding shares of capital stock of the Corporation.

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation, which restates and amends the Corporation's Certificate of Incorporation, after having been duly adopted, recommended and approved by the Board of Directors and adopted by the written consent of the holders of all of the outstanding shares of Common Stock in accordance with sections 228, 242 and 245 of the Delaware General Corporation Law, to be signed by its duly authorized officer this 24th day of May, 1996.


                                    /s/ Bruce Beardsley
                                    ----------------------------
                                    Name: Bruce Beardsley
                                    Title: Senior Vice President